Exhibit 10.21

[FORM OF LOAN ASSIGNMENT AGREEMENT]

LOAN ASSIGNMENT AGREEMENT

     THIS LOAN ASSIGNMENT AGREEMENT (this “Agreement”), dated as of the 26th day of September, 2003, by and between MOTOROLA CREDIT CORPORATION, a Delaware corporation (the “Seller”), NII HOLDINGS, INC., a Delaware corporation (the “Purchaser”) and NEXTEL TELECOMUNICAÇÕES LTDA., a Brazilian limited company (the “Borrower”) recites and provides as follows:

RECITALS:

     (1)  The Seller is the creditor under that certain Second Amended and Restated Equipment Financing Agreement, dated as of November 12, 2002 (the “New EFA”) by and between the Borrower, McCaw International (Brazil), Ltd., the Seller and Citibank, N.A., as Collateral Agent (the “Collateral Agent”).

     (2)  On November 12, 2002, NII Holdings (Cayman), Ltd., the Seller, Nextel del Peru S.A., Teletransportes Integrales, S.A. de C.V., the Lenders named therein and the Collateral Agent entered into a certain Master Equipment Financing Agreement (the “MEFA”).

     (3)  On November 12, 2002, NII Holdings (Cayman), Ltd., the Guarantors signatory thereto, and Wilmington Trust Company entered into a certain Indenture (the “Indenture”).

     (4)  The Purchaser, the Borrower and the Seller entered into a certain Agreement to Retire Indebtedness dated July 29, 2003 (the “Agreement to Retire Indebtedness”), which provided for the repayment of the New EFA under the terms set forth therein.

     (5)  Consistent with the terms of the Agreement to Retire Indebtedness, the Seller wishes to sell and transfer to the Purchaser all of the Seller’s rights, title and interest in, to and under the New EFA and the Obligations, including without limitation all collateral therefor and all guarantees with respect thereto, and the Purchaser wishes to purchase such rights, title, interests, collateral and guarantees, all as more particularly set forth herein.

AGREEMENT:

     NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties agree as follows:

     (1)  Unless otherwise defined herein, capitalized terms defined in the New EFA and used herein shall have the meanings assigned thereto in the New EFA.

     (2)  The Seller hereby irrevocably sells and assigns to the Purchaser without representation, except as expressly set forth herein, or recourse to the Seller, and the Purchaser hereby irrevocably purchases and assumes from the Seller without recourse to, or representation, except as expressly set forth herein, the Seller, as of the date hereof, all of Seller’s rights, title and interests in, to and under the New EFA and the Obligations, including, without limitation, all collateral therefor and all guarantees with respect thereto (collectively, the “Loan”).

     (3)  The Seller (a) makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan or any other instrument or document furnished pursuant thereto or with respect to the execution, legality, validity, enforceability, genuineness or sufficiency or value of the Loan or any other instrument or document furnished pursuant thereto, other than that the Seller has not created any adverse claim upon the Loan and that such Loan is free and clear of any such adverse claim; and (b) makes no representation or warranty, express or implied, and assumes no responsibility with respect to the financial condition of the Borrower, the Purchaser or any of its Subsidiaries or the performance or observance by any of the foregoing of any of their respective obligations with respect to the Loan or any other instrument or document furnished pursuant thereto.

     (4)  The Purchaser (a) represents and warrants that it is legally authorized to enter into this Agreement; and (b) confirms that it is in possession of a copy of the New EFA, together with copies of the most recent financial statements of the Borrower and such other documents and information that is deemed appropriate to make its own credit analysis and decision to enter into this Agreement.

     (5)  The Borrower hereby expressly confirms and agrees with all the terms and conditions of the present assignment.

     (6)  Contemporaneously with the execution of this Agreement, the Purchaser shall pay to the Seller the purchase price in the amount of $86,000,000.00, and the Seller shall endorse any notes evidencing all or any portion of the Loan, without representation, except as expressly set forth herein, or recourse, payable to the Purchaser and deliver such notes to the Purchaser.

     (7)  Promptly upon request by the Purchaser from time to time, the Seller shall, at the sole cost and expense of the Seller and, to the extent required by Seller, with reasonable indemnities from the Purchaser to the Seller, execute and deliver to the Purchaser such additional documents, instruments and notices as the Purchaser may reasonably request in order to vest more effectively in the Purchaser the title, and the benefits appurtenant, to the Loan.

     (8)  From and after the execution hereof, (a) all right, power and authority vested in the owner of the Loan by the New EFA, the other loan documents relating thereto and under applicable law, shall be exercisable solely by the Purchaser, its successor and assigns, and (b) the Seller shall relinquish its rights and be released from its obligations under the New EFA (other than any such rights which expressly survive the termination thereof).

     (9)  The provisions of this Agreement notwithstanding, this Agreement and the assignment of the Loan effected hereby are subject to the terms of the MEFA, the Intercreditor Agreement, the Indenture and the collateral and other documents related thereto. Accordingly, Purchaser confirms and agrees that any promissory note or other evidence of the indebtedness assigned by Seller to Purchaser pursuant to this Agreement (“Promissory Note”) shall, together with such indebtedness so evidenced, be pledged to the Collateral Agent pursuant to the terms of that certain Security Agreement dated as of November 12, 2002 between the Purchaser and the Collateral Agent. A Promissory Note shall be executed within 45 days of the date hereof and shall be a demand promissory note and shall remain a demand promissory note for so long as the MEFA and the New Senior Notes are outstanding; it being understood that the failure to satisfy the requirements of this sentence shall be an “Event of Default” under the MEFA.

     (10)  It is hereby irrevocably agreed by the Purchaser and the Borrower that no payment of principal shall be made or accepted in respect of such Promissory Note (or such indebtedness) prior to the payment in full of the obligations outstanding under the MEFA and that any amounts received in respect of the principal amount of the Promissory Note (or such indebtedness) prior to the payment in full of the obligations outstanding under the MEFA shall be received in trust and promptly turned over to the “Administrative Agent” under the MEFA for the application to the MEFA (subject to any sharing thereof with the creditors under the Indenture to the extent required under the Intercreditor Agreement). The Purchaser and the Borrower further hereby irrevocably confirm and agree that no payment of interest or fees shall be made or accepted in respect of such Promissory Note (or such indebtedness) at any time while there exists a “Default” or “Event of Default” under the MEFA and any amounts received in violation of the foregoing (i.e., any interest or fees received while there exists a “Default” or “Event of Default” under the MEFA) shall be received in trust and promptly turned over to the “Administrative Agent” under the MEFA for the application on the MEFA (subject to any sharing thereof with the creditors under the Indenture to the extent required under the Intercreditor Agreement). Additionally, the Purchaser and the Borrower hereby agree that until the payment in full of the obligations outstanding under the MEFA, none of the Purchaser, any of its assigns or the Borrower shall exercise or allow the exercise of remedies with respect to any of the Collateral securing the New EFA. The foregoing provisions of this Paragraph (10) notwithstanding, such provisions shall have no further force or effect if the holder of the MEFA is a Person other than Motorola Credit Corporation (or another subsidiary of Motorola Inc.)

     (11)  In order to implement the obligations of this Agreement, each of the Purchaser, the Seller and the Borrower hereby agrees and undertakes to amend and to cause Borrower’s Subsidiaries to amend, within 60 (sixty) days counted from the date hereof (except for the mortgages, which shall be amended within 90 (ninety) days counted from the date hereof) (i) all the Collateral in Brazil securing the New EFA in order to reflect the present assignment, replacing the Seller as creditor; and (ii) all the Collateral in Brazil securing the MEFA in order to state that such securities shall remain in full force and effect.

     (12)  By this Agreement, the Borrower is obligated to, currently with the delivery of financial statements pursuant to Sections 8.2 and 8.3 of the MEFA, provide an updated certified Collateral Report, indicating the location in Brazil of each of the assets subject to the Security Agreements.

     (13)  The Purchaser agrees, subject to the terms and conditions of this Agreement, to indemnify and hold harmless the Seller from and against any and all costs, losses or expenses arising directly or indirectly as a result of the Seller continuing to hold the securities created by the Borrower under the New EFA until the perfection of the present assignment by its registration and by the registration of the amendments mentioned in Paragraph 11 above before the competent Registry of Deeds and Documents.

     (14)  This Agreement shall convey and amend the New EFA. All the clauses and terms of the New EFA which do not conflict with this Agreement shall be unaffected by this Agreement and shall, unless subsequently amended or modified, remain in full force and effect.

     (15)  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     (16)  The rights and obligations created hereunder shall inure to the benefit of, and be binding upon, the parties and their respective successors and assigns.

     (17)  This Agreement shall be registered before the competent Registry of Deeds and Documents of the City of São Paulo, Brazil, within 30 (thirty) days counted from the date hereof at the expense of the Purchaser and the Borrower.

     WITNESS the following signatures:

MOTOROLA CREDIT CORPORATION, a
Delaware corporation

By:
Its:

NII HOLDINGS, INC., a Delaware
corporation

By:
Its:

Agreed and Acknowledged:

NEXTEL TELECOMUNICAÇÕES LTDA.

By:
Its: